UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2011

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, Suite 1110
New York, New York 10005
(Address of principal executive offices) (Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On April 19, 2011 H Pharmaceuticals K/S (the “Hedrin JV”), of which the Registrant is a 15% limited partner, filed a demand for arbitration against Thornton & Ross, LTD. (“T&R”) with respect to alleged breaches by T&R of an Exclusive License Agreement (the “Hedrin License”) dated June 28, 2007, which was originally entered into between the Registrant and T&R, and which the Registrant assigned in 2008 to the Hedrin JV, with T&R’s consent.  The Hedrin JV is seeking damages from T&R in the amount of approximately $7,000,000.  The Registrant was not a party to the initial arbitration demand.

On May 20, 2011 T&R filed an answer to the arbitration demand in which T&R asserted counterclaims against the Hedrin JV for alleged breaches by the Hedrin JV of the Hedrin License and for declaratory relief that the Hedrin License was properly terminated by T&R.  In addition, T&R has impleaded an individual (who is not associated with the Registrant), Nordic Biotech Venture Fund II K/S (an investment fund) and the Registrant, demanding arbitration against them based on alleged breaches of the Hedrin License and other related claims.  T&R is seeking damages of approximately $20,000,000.

The Registrant has not yet responded to the arbitration demand against it, but believes that T&R’s claims against the Registrant are without merit.

MANHATTAN PHARMACEUTICALS, INC.

Date: May 26, 2011	By:	/s/ Michael G. McGuinness
Michael G. McGuinness
Chief Operating and Financial Officer